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                                                                  Exhibit 10(mm)

                                      EXHIBIT A

                                BASE TEN SYSTEMS, INC.
                                    SERVICE-BASED
                                STOCK OPTION AGREEMENT


     This Option Agreement (the "Agreement"), made as of October 17th, 1997, is between Base Ten Systems, Inc. (the "Company"), a New Jersey corporation located at One Electronics Drive, P.O. Box 3151, Trenton, New Jersey 08619, and Thomas
E. Gardner (the "Optionee").

     WHEREAS, in consideration of the Optionee's agreement to serve as President and Chief Executive Officer of the Company and Co-Chairman of the Board of Directors under an Employment Agreement dated as of October 17, 1997 between Optionee and the Company (the "Employment Agreement"), the Company has agreed to grant to Optionee certain options to purchase shares of the Company's Class A Common Stock ("Common Stock") pursuant to the Employment Agreement and the Company's Amended Discretionary Deferred Compensation Plan on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties agree as follows:

     1. Options. (a) Subject to the terms and conditions set forth herein and in the Employment Agreement, the Company grants to Optionee two hundred fifty thousand (250,000) rights (each an "Option") to subscribe for and purchase one share of Common Stock at the price of eleven and one-eighth dollars ($11 1/8) per share ("Purchase Price"), the NASDAQ closing price as of the date of this Agreement. The Options granted pursuant to this Agreement shall be considered Service-Based Stock Options. Service-Based Options shall become vested and exercisable as follows:


               Number of Options;                 Vesting Date

                    70,000                           11/1/97

                    60,000                           11/1/98

                    60,000                           11/1/99

                    60,000                           11/1/00

The Optionee must be an employee of the Company on a given Vesting Date in order to become vested in such Service-Based Stock Options, except that, in the event that Optionee's employment with the Company is terminated by the Company "without cause" or if Optionee terminates his employment with the Company for "good reason", all as set forth in the Employment Agreement dated October 17, 1997 between Optionee and the Company ("Employment Agreement"), then Optionee will be considered to be an employee, solely for purposes of vesting, through the date that is twelve (12) months following the termination of his employment.

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     (b)  The Options shall not be transferable other than by will or the laws of descent and distribution or, after the Optionee's death, to a beneficiary (or beneficiaries) designated by the Optionee in writing in a form satisfactory to the Company, and the Options may be exercised, during the lifetime of the Optionee, only by the Optionee. Without limiting the generality of the foregoing, the Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any of the Options contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon any Option, shall be null and void and without effect.

     2. Exercise. (a) Subject to the terms and conditions of this Agreement, Optionee shall have the right to exercise at the Purchase Price all vested Options at any time after the date hereof. Notwithstanding anything else herein to the contrary, all Options granted under this Agreement shall expire no later than the tenth anniversary of the date of this Agreement. Vested Options will expire at the end of the ninetieth (90th) day following the Optionee's termination of employment with the Company, except that (i) in the event that the Optionee's employment terminated as a result of death or "permanent disability", as defined in the Employment Agreement, then the ninety (90) day period described above will increase to two (2) years and (ii) in the event that the Optionee's employment with the Company is terminated by the Company "without cause" or if the Optionee terminates his employment with the Company for "good reason", all as set forth in the Employment Agreement, then the ninety (90) day period described above will increase to two (2) years.

     (b) Options may be exercised by the Optionee in whole or in part, but not as to a fractional share, by surrender of such Options, properly endorsed at the principal office of the Company, and by delivering to the Company (i) a written exercise notice substantially in the form annexed hereto as Schedule A, and (ii) payment of the aggregate Purchase Price, plus required tax withholding amounts (as determined by the Company) for the number of shares purchased by certified check or bank check (or in such other form as the Company may elect to accept). The shares purchased shall be deemed to be issued to the Optionee as the record owner as of the close of business on the date of which the Options are surrendered and payment is made for the shares. Certificates representing the shares purchased shall be delivered to the Optionee within thirty (30) days after the rights represented by the Options have been properly exercised.

     3. Shares. (a) The Company covenants and agrees that all shares of Common Stock shall, on issuance and payment of the consideration therefor hereunder, be fully paid and nonassessable and free from all taxes, liens and charges related to the issuance of such shares. The Company further covenants and agrees that during the period within which the rights represented by the Options may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of the Options a sufficient number of the shares subject to the Options to provide for their exercise.

     (b) The Company shall use its best reasonable efforts to assure that all shares of Common Stock received by Optionee on any exercise of any Option shall be, and shall remain, (i) fully registered (at the Company's expense) under the Securities Act of 1933, as amended (the

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"1933 Act"), both for issuance and for resale, (ii) fully registered or qualified (at the Company's expense) under such state securities laws as Optionee may reasonably request, both for issuance and for resale, and (iii) either qualified for trading on NASDAQ or listed on a national securities exchange unless, in each case, Optionee consents to alternative arrangements that adequately protect the salability of such shares, which consent shall not be unreasonably withheld.

     4. Adjustments. In the event that there is any change in the Common Stock arising through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination, the Board of Directors shall make such adjustments in the aggregate number of Options subject to this Agreement and/or the price per share of such Options in order to prevent dilution or enlargement of Optionee's rights and of the value represented by the Options.
In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation (each of the foregoing, a "Trigger Event"), outstanding Options shall terminate, provided that the holder of each Option shall, in such event, if no provision has been made for the substitution of a new option for such outstanding option, have the right immediately prior to such Trigger Event, to exercise the holder's Options in whole or in part without regard to the date on which the Options otherwise would be first exercisable. Upon any adjustment in the number or exercise price of shares subject to an Option, a new Option may be granted in place of such Option which has been so adjusted.

     5. Absence of Rights. No Option shall entitle the Optionee to any rights as a shareholder of the Company prior to the exercise of such Option.

     6. Invalidity; Severability. If any clause or provision of this Agreement shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this Agreement, or of any other document pertaining to the subject matter thereof, or constitute by reason thereof, any claim or cause of action in favor of Optionee as against the Company. In addition, the provisions of this Agreement shall be read and construed and shall have effect as separate, severable and independent provisions or restrictions, and shall be enforceable accordingly.

     7. Entire Agreement; No Waiver; Remedies. This Agreement and the Employment Agreement contain the entire agreement of the parties and incorporates and supersedes any and all prior or contemporaneous oral or written agreements with respect to the matters referred to in them. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no waiver whatever shall be valid unless in writing signed by the party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise

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afforded the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12 of the Employment Agreement.

     9. Successors and Assigns. The rights and obligations of the Company under this Agreement or the Options shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     10. Headings; Counterparts; Governing Law. The headings in this Agreement are for convenience of reference only and are not intended to define or limit the contents of any section or paragraph. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall in all respects be governed by the internal laws (without reference to conflicts of laws principles) of the State of New Jersey applicable to contracts made and performed within the State of New Jersey.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.




THOMAS E. GARDNER                            BASE TEN SYSTEMS, INC.

THOMAS E. GARDNER                            By: /s/ M. KRANZLER
--------------------------                      --------------------------

                                             Print Name: M. Kranzler

                                             Title: Chairman & CEO

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                                      Schedule A

                                   Exercise Notice





Base Ten Systems, Inc.
One Electronics Drive
PO Box 3151
Trenton, NJ 08619


Gentlemen:

The undersigned hereby exercises the option to purchase __________shares of Class A Common Stock of Base Ten Systems, Inc. pursuant to the Base Ten Systems, Inc. Service-Based Option Agreement (the "Option Agreement") dated as of ___________________________between Base Ten Systems, Inc. and the undersigned. Accompanying this Exercise Notice is payment pursuant to the Option Agreement in the amount of $____________.




Dated:________________________          By:_________________________________
                                             Thomas E. Gardner


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